Exhibit 10.1

EXECUTION VERSION

STOCKHOLDER AGREEMENT

dated as of

November 24, 2019

by and between

THE CHARLES SCHWAB CORPORATION

and

THE TORONTO-DOMINION BANK

TABLE OF CONTENTS

i

ii

Defined Terms Index

Term	Section
Agreement	Preamble
Company	Preamble
Control Event	5.02
Exchange	2.02(b)
Forced Conversion Event	2.02(c)
Legend	3.03(a)
Merger	Preamble
Merger Agreement	Preamble
Merger Sub	Preamble
Ownership Levels	4.01(b)(vi)
Passive Holder	3.02(b)(ii)
Stockholder	Preamble
TD Ameritrade	Preamble

iii

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT (this “Agreement”), dated as of November 24, 2019, by and between The Charles Schwab Corporation, a Delaware corporation (the “Company”), and The Toronto-Dominion Bank, a Canadian chartered bank (the “Stockholder”).

W I T N E S E T H:

WHEREAS, concurrently with the execution of this Agreement, TD Ameritrade Holding Corporation, a Delaware corporation (“TD Ameritrade”), the Company and Americano Acquisition Corp., a Delaware corporation and a direct, wholly owned Subsidiary of the Company (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into TD Ameritrade (the “Merger”) and each outstanding share of common stock, par value $0.01 per share, of TD Ameritrade will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement), as specified in the Merger Agreement;

WHEREAS, pursuant to the Merger, the Stockholder will become the Beneficial Owner of Common Shares;

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the Common Shares to be Beneficially Owned by the Stockholder following the Closing, as well as restrictions on certain activities in respect of the Common Shares, corporate governance and other related corporate matters; and

WHEREAS, the Merger Agreement contemplates that this Agreement will be executed concurrently with the execution of the Merger Agreement and, except as specified in Section 6.12, will become effective upon the Closing.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Article 1
Definitions

Section 1.01.      Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, however, that solely for purposes of this Agreement, (i) neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of the

Stockholder, and (ii) neither the Stockholder nor any of its Affiliates shall be deemed to be an Affiliate of the Company.

“Ancillary Agreements” has the meaning set forth in the Merger Agreement.

“Applicable Law(s)” means, with respect to any Person, any U.S. or non-U.S. federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Self-Regulatory Organization that is binding upon or applicable to such Person, as the same may be amended from time to time unless expressly specified otherwise in this Agreement.

“Assets Under Custody” means (i) for the Company, Client Assets as disclosed in the Company’s SEC filings, using the methodology in effect as of the date of this Agreement, and (ii) for the Stockholder, the aggregate assets under custody by the Stockholder in connection with the provision by its U.S. legal entities of (A) securities brokerage products and services offered to U.S. Retail Investors and registered investment advisors advising U.S. Retail Investors and (B) investment advisory products and services offered to U.S. Retail Investors and registered investment advisors advising U.S. Retail Investors, in each case excluding in this clause (ii) (x) deposits and (y) investment products manufactured by the Stockholder and its Subsidiaries that are not owned by the Stockholder’s or its Subsidiaries’ banking, brokerage or wealth advisory clients in an account at the Stockholder or a Subsidiary thereof.

“Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Securities Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficially Owning” shall have correlative meanings.

“BHC Act” means the Bank Holding Company Act of 1956.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, USA or Toronto, Ontario, Canada are authorized or required by Applicable Law to close.

“Bylaws” means the bylaws of the Company as in effect immediately following the Closing as amended, supplemented, restated or otherwise modified from time to time thereafter.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“CFTC” means the U.S. Commodity Futures Trading Commission.

“Change of Control” means (i) during any period of two consecutive years, individuals who at the beginning of such period constituted the Directors (together with any new Directors whose appointment to office or whose nomination for election by the stockholders of the Company was (x) approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such period or whose appointment or nomination for election was previously so approved (including pursuant to any merger or other transaction approved by such a majority) or (y) otherwise effected pursuant to the terms of Article 4) cease for any reason to constitute a majority of the Directors then in office, (ii) a merger or consolidation of the Company with or into another Person, or the merger or consolidation of another Person with or into the Company, as a result of which transaction or series of related transactions the holders of the Common Shares outstanding immediately prior to such transaction or transactions would not Beneficially Own a majority of the Total Voting Power (or, if the Company is not the surviving Person of such transaction or transactions, of the voting power of all shares of Capital Stock or other securities of the surviving Person (or, if such surviving Person is a Subsidiary of another Person, of such other Person constituting the ultimate parent thereof) which are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events) outstanding immediately after such transaction or transactions, (iii) the sale or other transfer or disposition of all or substantially all of the Company’s consolidated assets (including Capital Stock of its Subsidiaries) to another Person that is not an Affiliate, or (iv) the approval by the stockholders of the Company of a plan of liquidation or dissolution of the Company.

“Charter” means the Certificate of Incorporation of the Company immediately following the Closing, as amended, supplemented, restated or otherwise modified from time to time thereafter.

“Closing” means the closing of the Merger.

“Closing Date” means the date on which the Closing occurs.

“Common Ownership Limitation” means, at any time, 14.9% of the issued and outstanding Common Shares at such time.

“Common Ownership Percentage” means, with respect to any party hereto at any time, the quotient, expressed as a percentage, of (i) the total number of Common Shares Beneficially Owned by such party (assuming the exercise, conversion or exchange of all outstanding In-the-Money options and other convertible, exercisable or exchangeable Company Securities Beneficially Owned by such party but not by any other Person), divided by (ii) the total number of Common Shares (assuming the exercise, conversion or exchange of all outstanding In-the-Money options and other convertible, exercisable or exchangeable Company Securities Beneficially Owned by such party but not by any other Person).

“Common Shares” means the Common Stock and the Nonvoting Common Stock.

“Common Stock” means the common stock, $0.01 par value, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any classification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company Securities” means, at any time, shares of any class of Capital Stock of the Company, including the Common Shares, and any securities convertible into or exercisable or exchangeable for shares of Capital Stock of the Company (whether or not currently so convertible, exercisable or exchangeable or only upon the passage of time, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

“Confidential Information” means all confidential and proprietary information and data of the Company or any of its Subsidiaries, including TD Ameritrade and its Subsidiaries, disclosed or otherwise made available to the Stockholder or any of its Affiliates or any Representative thereof (together, for this purpose, a “Recipient”) pursuant to the terms of this Agreement, pursuant to the TD Ameritrade Stockholder Agreement or in connection with the Merger, whether disclosed electronically, orally or in writing or through other methods made available to the Recipient. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information that (a) is or becomes generally available to the public other than as a result of disclosure by the Stockholder or any of its Affiliates or any Representative thereof in violation of this Agreement or any other duty of confidentiality owed by the Stockholder to the Company, (b) was available or becomes available to the Stockholder or any of its Affiliates or its or their Representatives on a non-confidential basis from a source other than the Company or any of its Affiliates or any of its or their Representatives, provided that the source of information was not known by the Stockholder to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation to the Company or any of its Affiliates with respect to such information or (c) was or is independently developed by the Stockholder or any of its Affiliates or its or their Representatives without use of or reference to the Confidential Information.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means; provided, however, that solely for purposes of this Agreement, (i) neither the Company nor any of its Subsidiaries shall be deemed to control, be controlled by or under common control with the Stockholder, and (ii) neither the Stockholder nor any of its Affiliates shall be deemed to control, be controlled by or under common control with the Company.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Director” means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).

“Effective Time” has the meaning given such term in the Merger Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority, including any other applicable Self-Regulatory Organization.

“Group” means a “group” as defined in Section 13(d) of the Securities Exchange Act.

“HOLA” means the Home Owners’ Loan Act.

“IDA Agreement” means that certain Amended and Restated Insured Deposit Account Agreement, dated as of November 24, 2019, by and among TD Bank USA, National Association, a national bank with its main office in the State of Delaware, TD Bank, National Association, a national bank with its main office in the State of Delaware and The Charles Schwab Corporation, as amended.

“In-the-Money” means, with respect to an option to acquire securities that are traded on a national securities exchange in the United States or quoted on the NYSE, as of any measurement date, that the exercise price for such option is less than the average of the closing prices for such securities on their principal market for the five trading days ending on the trading day immediately preceding the applicable date of determination. The determination of whether any outstanding options relating to Voting Securities of the Company are In-the-Money shall be made on the 15th and the last calendar day of each month.

“Joint Proxy Statement/Prospectus” has the meaning given such term in the Merger Agreement.

“Noncontrol Determinations” has the meaning given such term in the Merger Agreement.

“Nonvoting Common Stock” means the nonvoting common stock, $0.01 par value, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any classification, recapitalization, merger, consolidation, exchange (other than, for the avoidance of doubt, conversion to Common Stock pursuant to the terms of the Charter) or other similar reorganization.

“NYSE” means the New York Stock Exchange.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).

“Ordinary Course Securities” means any Voting Securities or other securities held: (i) by the Stockholder and its Affiliates in trust, managed, brokerage, custodial, nominee or other customer accounts; (ii) in mutual funds, open or closed end investment funds or other pooled investment vehicles (including limited partnerships and limited liability companies) sponsored, managed and/or advised or subadvised by the Stockholder or its Affiliates; or (iii) by the Stockholder or its Affiliates (or any division thereof), in each case acquired and held in the ordinary course of their securities, commodities, derivatives, asset management, banking or similar businesses, in accordance with Applicable Law and internal policies of the Stockholder or its Affiliates, and not as part of a plan to avoid the Common Ownership Limitation or the Voting Limitation Percentage.

“Ownership” by a Person of any securities shall be interpreted in accordance with the applicable rules of the Federal Reserve Board. For the avoidance of doubt, a Person shall be deemed to Own any securities Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member. The terms “Own,” “Owned” and “Owning” shall have correlative meanings.

“Permitted Transferee” means, with respect to the Stockholder, any Subsidiary of the Stockholder that becomes a party to this Agreement by executing a joinder agreement agreeing to be bound by the terms hereof to the same extent that the Stockholder was so bound.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision thereof, or any other entity or Group comprised of two or more of the foregoing.

“Qualifying Transaction” means a tender offer, exchange offer, merger or other business combination transaction involving the acquisition of or offer to acquire 100% of the Common Shares not owned by the Stockholder and its Affiliates which (i) is conditioned upon the receipt of Unaffiliated Stockholder Approval and (ii) in the case of a Qualifying Transaction to be effected by means of a tender or exchange offer, includes a commitment by the Stockholder or such Affiliate to promptly consummate a merger (which may be a short- form merger) to acquire any remaining Common Shares at the same price in the event it obtains, pursuant to such tender or exchange offer, such level of ownership of such classes of Capital Stock that would be sufficient to effect a merger pursuant to Section 251 or Section 253 of the Delaware Law or any successor provision.

“Regulatory Requirement” means any set of facts or circumstances arising after the date hereof that has resulted, or, based on the advice of legal counsel, would reasonably be expected by the Stockholder to result, in (i) the Beneficial Ownership by such Stockholder or its Affiliates of all or any portion of Company Securities causing (A) a violation of Applicable Law by such Stockholder or its Affiliates, (B) a limitation under Applicable Law that will materially impair the ability of such Stockholder or any of its Affiliates to operate in the ordinary course business or engage in their respective ordinary course business activities, (C) a requirement under Applicable Law that such Company Securities be Transferred to a third party or (D) the Stockholder being required to sell some or all of such Company Securities in order to address regulatory capital or similar matters (pursuant to a resolution or recovery plan or otherwise) or (ii) a decision by the Stockholder to sell some or all of such Company Securities in order to resolve a Control Event pursuant to Section 5.02(b).

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants and other agents, advisors and representatives.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Securities Laws” means the Securities Act, the Securities Exchange Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, state “blue sky”, securities and investment advisory laws, all applicable foreign securities laws and, in each case, the rules of each applicable Self-Regulatory Organization.

“Self-Regulatory Organization” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Securities Exchange Act, any “self-regulatory organization” as such term is defined in CFTC Rule 1.3, and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing organization.

“Subsidiary” means, when used with reference to a Person, any other Person, (i) of which such first Person or any other Subsidiary of such first Person is a general partner (excluding partnerships, the general partner interests of which are held by such first Person or any Subsidiary of such first Person and do not have a majority of the voting or similar interests in such partnership) or (ii) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body or Persons performing similar functions, or more than 50% of the outstanding voting securities of which, are owned, directly or indirectly, by such first Person. For purposes of this Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person as long as such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to Applicable Law) of such Subsidiary.

“TD Ameritrade Stockholder Agreement” means that certain Stockholder Agreement among TD Ameritrade Holding Corporation and the Stockholder, dated as of June 22, 2005, as amended.

“TD Director” means any individual nominated or designated by the Stockholder pursuant to Section 4.01 or Section 4.02 and then serving as a Director.

“TD Subsidiary Banks” means TD Bank, National Association, TD Bank USA, National Association, and any other insured depository institution that may be controlled by the Stockholder for purposes of the BHC Act and to which the Stockholder may cause funds to be swept under the IDA Agreement.

“Total Voting Power” means, at any time, the total number of votes then entitled to be cast by the holders of the outstanding Common Stock and any other securities entitled, in the ordinary course, to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any Company Securities or any interest in any Company Securities; provided, however, that (i) a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction in which the Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Company Securities Beneficially Owned by the Stockholder or any of its wholly owned Subsidiaries so long as the surviving or resulting entity of such transaction remains subject to, and bound by, the obligations of the Stockholder hereunder, and (ii) a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction in which the Company is a constituent corporation and the holders of the Common Shares immediately prior to such transaction would Beneficially Own a majority of all shares of Capital Stock or other securities of the surviving Person

(or, if such surviving Person is a Subsidiary of another Person, of such other Person constituting the ultimate parent thereof) which are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events shall not be deemed to be the Transfer of any Company Securities Beneficially Owned by the Stockholder or any of its wholly-owned Subsidiaries. For purposes of this Agreement, the sale of the interest of a party to this Agreement in an Affiliate of such party which Beneficially Owns Voting Securities shall be deemed a Transfer by such party of such Company Securities unless (i) such party and its Affiliates have sole Beneficial Ownership of such Company Securities following such transaction or (ii) in the case or the Stockholder or any of its Affiliates, such Transfer is in connection with a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction referred to in clause (ii) of the proviso of the previous sentence.

“Triggering Event” means that the Assets Under Custody of the Stockholder as of the last day of any calendar quarter is equal to, or greater than, 5.0% of the Assets Under Custody of the Company as of the last day of such calendar quarter.

“Unaffiliated Stockholder Approval” means (i) in the case of a tender or exchange offer, that a majority of the outstanding Common Shares not Beneficially Owned by the Stockholder and its Affiliates shall have been tendered and not duly withdrawn at the expiration time of such tender or exchange offer, as it may have been theretofore extended, and (ii) in the case of a merger or consolidation, that the holders of a majority of the outstanding Common Stock not Beneficially Owned by the Stockholder and its Affiliates shall have executed written consents in favor of the applicable transaction or that the holders of a majority of the outstanding Common Stock not Beneficially Owned by the Stockholder and its Affiliates shall have duly voted such shares in favor of the applicable transaction at a meeting of stockholders duly called and held.

“U.S. Retail Investors” means (i) retail investors that are U.S. residents and (ii) employers and their employees that are U.S. residents.

“Voting Limitation Percentage” means, as of any given time, the lesser of (i) 9.9% of the Total Voting Power and (ii) such lower, if any, maximum percentage of the Total Voting Power as the Federal Reserve Board permits the Stockholder to Own consistent with a determination that the Stockholder does not control the Company for purposes of the BHC Act or HOLA at such time.

“Voting Securities” means, at any time, any Company Securities that are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such Company Securities, including the Common Stock but excluding the Nonvoting Common Stock.

Section 1.02.      Other Definitional and Interpretative Provisions. The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein”

and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (iv) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (v) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (vi) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (vii) references to Applicable Law shall be deemed to refer to such Applicable Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder; (viii) except as otherwise specified, references to any contract are to that contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof (ix) references to any Person include the successors and permitted assigns of that Person; (x) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (xi) references to “$” means U.S. dollars; (xii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; and (xiii) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 1.03.      Methodology for Calculations. (a) For purposes of calculating the number of outstanding shares of Common Stock, Company Securities or Voting Securities and the number of shares of Common Stock, Company Securities or Voting Securities Beneficially Owned by the Stockholder as of any date, any shares of Common Stock or Voting Securities held in the Company’s treasury or belonging to any Subsidiaries of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 160(c) of the Delaware Law (or any successor statute) shall be disregarded.

(b)  For purposes of this Agreement, all determinations of the amount of outstanding shares of Common Stock, Company Securities or Voting Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the SEC, unless the Company shall have updated such information by delivery of written notice to the Stockholder specifying such actual number of shares of Common Stock, Company Securities or Voting Securities, as applicable, outstanding.

Article 2
Share Ownership

Section 2.01.      General Limitation on Acquisition of Additional Voting Securities. (a) Until the earlier of (x) the later of (A) the first date on which the Stockholder’s Common Ownership Percentage decreases below 5% and (B) the second anniversary of the Closing Date and (y) a Change of Control, the Stockholder shall not, nor shall any of its Affiliates or any of its or their Representatives acting at its or their direction, directly or indirectly through another Person:

(i)  effect or seek, offer or propose (whether publicly or otherwise) to effect, or in any way knowingly assist or knowingly encourage any Person to effect or seek, offer or propose (whether publicly or otherwise) to effect:

(A)            any acquisition of (1) any Company Securities (or Beneficial Ownership thereof) (other than acquisitions of Ordinary Course Securities), including rights or options to acquire such Beneficial Ownership, if such acquisition would result in the Stockholder having Beneficial Ownership of Company Securities in excess of the Common Ownership Limitation, or (2) assets of the Company or any of its Subsidiaries constituting more than 5% of the consolidated assets (by value) of the Company;

(B)            any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries; or

(C)            any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries;

(ii)       make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 of Regulation 14A under the Securities Exchange Act), disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) or consents to vote any Voting Securities; provided, that the restrictions contained in this Section 2.01(a)(ii) shall not apply (A) with respect to the election, appointment or removal of TD Directors in accordance with this Agreement or (B) to any action taken by a TD Director in his or her capacity as a Director in a manner consistent with his or her fiduciary duties;

(iii)       make any public announcement of, or submit to the Company or its Board, a proposal or offer (with or without conditions) with respect to any acquisition by the Stockholder or its Affiliates of Beneficial Ownership of Company Securities that would result in a violation of Section 2.01(a)(i)(A), (B) or (C) (including any extraordinary transaction involving the Stockholder or its Affiliates, on the one hand, and the Company, on the other hand);

(iv)  form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act and the rules and regulations thereunder) with respect to any Voting Securities or otherwise act in concert with any Person in respect of any Voting Securities, except with respect to the election, appointment or removal of TD Directors in accordance with this Agreement;

(v)  otherwise act, alone or in concert with others, to seek representation on or to control or change the management, board of directors, policies or affairs of the Company, except with respect to the election, appointment or removal of TD Directors in accordance with this Agreement; or

(vi)  take any action that would have a reasonable possibility of requiring either the Company or the Stockholder under Applicable Law or the rules of the principal exchange on which the Common Stock or the common shares of the Stockholder, as applicable, is then listed or traded to make a public announcement regarding the possibility of any of the events described in clauses (i), (ii), (iii), (iv) or (v) above.

(b)  Notwithstanding anything herein to the contrary, the acquisition (whether by merger, consolidation, amalgamation, plan of arrangement or otherwise) by the Stockholder or any of its respective Affiliates of (i) any entity that Beneficially Owns Company Securities, or (ii) Ordinary Course Securities, shall not constitute a violation of the restrictions set forth in Section 2.01(a); provided, that (x) in the case of clause (i), the primary purpose of any such transaction is not to avoid the provisions of this Agreement and (y) the Stockholder complies with Section 2.02.

(c)  None of the restrictions set forth in this Section 2.01 shall limit the Stockholder or any of its Affiliates from initiating and holding discussions regarding a Qualifying Transaction with the Board on a confidential basis and in a manner that would not have a reasonable possibility of requiring either the Company or the Stockholder to make any public disclosure thereof in order to comply with their respective disclosure obligations under Securities Laws, Canadian securities laws or the rules of any applicable securities exchange or automated inter-dealer quotation system on which the securities of the Company or the Stockholder, as applicable, are then listed or quoted.

(d)  Notwithstanding the foregoing, the restrictions set forth in this Section 2.01 shall not restrict or prohibit (i) the ability of any TD Director to act in his or her capacity as a Director in respect of Board matters or (ii) the Stockholder or any of its Affiliates (or their respective Representatives) from discussing, negotiating or proposing modifications or amendments to the IDA Agreement (or any other sweep program or other commercial agreement that may be in effect from time to time or proposed between the Company or its Affiliates, on the one hand, and the Stockholder or its Affiliates, on the other hand).

Section 2.02.      Mandatory Exchange of Common Stock and Nonvoting Common Stock. (a) The Stockholder will not, and will not permit any of its Affiliates to, take any action that would result in the Stockholder Owning, in the aggregate, Voting Securities representing more than the Voting Limitation Percentage.

(b)  If, at any time, the Stockholder or any of its Affiliates becomes aware that the Stockholder Owns, in the aggregate, Voting Securities representing more than the Voting Limitation Percentage, then (i) the Stockholder shall promptly notify the Company thereof and (ii) the parties shall as promptly as practicable effect an exchange whereby each share of Common Stock Owned by the Stockholder in excess of the Voting Limitation Percentage is exchanged for one share of Nonvoting Common Stock (an “Exchange”).

(c)  If, at any time, the Company notifies the Stockholder that an event (each, a “Forced Conversion Event”) is reasonably likely to occur that will result in the Stockholder Owning, in the aggregate, Voting Securities representing more than the Voting Limitation Percentage, then, upon the occurrence of and concurrently with such Forced Conversion Event, the parties shall effect an Exchange of each share of Common Stock Owned by the Stockholder in excess of the Voting Limitation Percentage, after giving effect to the Forced Conversion Event.

(d)  Notwithstanding any other provision of this Agreement, if at any time the Stockholder or any of its Affiliates becomes aware that the Stockholder’s Common Ownership Percentage exceeds the Common Ownership Limitation (including if caused by any repurchase of Common Shares by the Company or any transaction permitted under Section 2.01(b)) the Stockholder shall, as soon as reasonably practicable (but, in any event, within twelve (12) months) after the date on which the Common Shares Beneficially Owned by the Stockholder exceed the Common Ownership Limitation, sell or dispose of such Common Shares that exceed the Common Ownership Limitation (but in no manner that would require the Stockholder or any of its Affiliates to (1) incur liability under Section 16(b) of the Securities Exchange Act or (2) Transfer Common Shares during a period in which (x) a TD Director is on the Board or the Stockholder is deemed an “affiliate” of the Company for purposes of the Securities Act and the Company has imposed trading restrictions on Directors or other affiliates of the Company or (y) the general counsel of the Company has determined that the Stockholder is in possession of material nonpublic information relating to the Company); provided, however, that any Transfer of Common Shares in order to comply with this Section 2.02(d) shall be effected in accordance with the applicable Transfer restrictions in Article 3.

(e)  All shares of Nonvoting Common Stock issued as part of an Exchange (whether pursuant to this Section 2.02) shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim created by the Company. The Company shall bear all costs and expenses incurred by it in connection with, any issuance tax resulting from, an Exchange. The Company shall promptly deliver to any holder of shares of Common Stock for which an Exchange has been made evidence of shares in book-entry registered in the name of such holder, representing the applicable number of shares of Nonvoting Common Stock issued in the Exchange for the shares of Common Stock so exchanged.

(f)  The Company shall from time to time reserve for issuance out of its authorized but unissued shares of Nonvoting Common Stock, or shall keep available

(solely for the purpose of issuance upon exchange of shares of Common Stock) shares of Nonvoting Common Stock held by the Company as treasury stock, the number of shares of Nonvoting Common Stock into which all outstanding shares of Common Stock Beneficially Owned by the Stockholder in excess of 4.9% of the Total Voting Power may be exchanged pursuant to this Section 2.02 or Section 2.03.

Section 2.03.      Optional Exchange of Common Stock.

(a)  Upon at least ten (10) Business Days’ prior written notice from the Stockholder, the Company shall effect an Exchange of all or part of the shares of Common Stock Beneficially Owned by the Stockholder (as specified by the Stockholder in order to resolve a Control Event pursuant to Section 5.02(b)) for an equal number of fully paid and non-assessable shares of Nonvoting Common Stock in accordance with the procedures set forth in this Section 2.03.

(b)  Any notice requesting an Exchange delivered pursuant to this Section 2.03 shall contain (i) the name of each registered holder of shares of Common Stock Beneficially Owned by the Stockholder to be Exchanged and (ii) the number of shares of Common Stock each such registered holder desires to be subject to an Exchange.

Section 2.04.      Application of Agreement to Additional Company Securities. Any additional Company Securities of which the Stockholder acquires Beneficial Ownership following the Closing shall be subject to the restrictions and commitments contained in this Agreement as fully as if such Company Securities were Beneficially Owned by the Stockholder as of the Closing (it being understood that Ordinary Course Securities shall be subject to this Agreement solely to the extent provided in Section 6.02).

Article 3
Transfer Restrictions

Section 3.01.      General Transfer Restrictions. The right of the Stockholder or any of its respective Affiliates to Transfer any Company Securities Beneficially Owned by the Stockholder is subject to the restrictions set forth in this Article 3, and no Transfer by the Stockholder or any of its Affiliates of any Company Securities Beneficially Owned by the Stockholder may be effected except in compliance with this Article 3. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company. No Transfer by the Stockholder shall be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is (x) in compliance with this Article 3 and (y) registered under, exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable Securities Laws.

Section 3.02.      Specific Transfer Restrictions. (a) Except with the prior written consent of the Company (which it may withhold in its sole discretion), beginning at the Closing Date and ending on (but not including) the date that is eight months after the Closing

Date, the Stockholder shall not, nor shall it permit any of its Affiliates to, Transfer any Company Securities Beneficially Owned by the Stockholder, other than Transfers (i) pursuant to an Exchange, (ii) effected in order to comply with the requirements of Section 2.02(d), (iii) to a Permitted Transferee, (iv) to the extent required by a Regulatory Requirement, (v) pursuant to Section 5.02(b) or (vi) following the occurrence of a Triggering Event. Following the date that is eight months after the Closing Date, the Stockholder and its Affiliates may Transfer all or any of their Company Securities, subject to compliance with the other provisions in this Article 3 and the Charter.

(b)  Except with the prior written consent of the Company, the Stockholder shall not Transfer Company Securities it Beneficially Owns except in one of the following manners:

(i)  pursuant to an Exchange;

(ii)  pursuant to a distribution of Company Securities to the public, registered under the Securities Act, in which the Stockholder uses (or instructs any managing underwriter in such offering to use) its reasonable best efforts (1) to effect as wide a distribution of such Company Securities as is reasonably practicable, and (2) to not knowingly, after reasonable inquiry, sell any Company Securities to any Person other than any Person who (x) is described in Rule 13d-1(b)(1) under the Exchange Act and is eligible to report the holdings of Voting Securities on Schedule 13G (a “Passive Holder”) and who, after consummation of such offering, would have Beneficial Ownership of Voting Securities representing, in the aggregate, less than 10% of the Total Voting Power or (y) is not a Passive Holder but after consummation of such offering would have Beneficial Ownership of Voting Securities representing, in the aggregate, less than 2.5% of the Total Voting Power;

(iii)  pursuant to the restrictions of Rule 144 under the Securities Act applicable to sales of securities by Affiliates of an issuer (regardless of whether such Transferring party or its applicable Affiliate is deemed at such time to be an Affiliate of the Company for purposes of Rule 144);

(iv)  pursuant to any sale, merger, consolidation, acquisition (including by way of tender offer or exchange offer or share exchange), recapitalization or other business combination involving the Company or any of its Subsidiaries pursuant to which more than 25% of the Voting Securities or the consolidated total assets of the Company would be acquired or received by any Person (other than the Company or its Subsidiaries) in one or a series of related transactions; provided, that the Board has approved such transaction or proposed transaction and recommended it to the stockholders of the Company (and has not withdrawn such recommendation);

(v)  to any Person (other than a Passive Holder) who, after consummation of such Transfer, would have Beneficial Ownership of Voting

Securities representing, in the aggregate, less than 2.5% of the Total Voting Power;

(vi)  to any Passive Holder who, after consummation of such Transfer, would have Beneficial Ownership of Voting Securities representing, in the aggregate, less than 10% of the Total Voting Power; or

(vii)  to a Permitted Transferee.

(c)  In addition to the requirements of Section 3.02(b), the Stockholder shall not, nor shall it permit any of its Affiliates to, Transfer any shares of Nonvoting Common Stock Owned by the Stockholder unless such Transfer complies with the terms of the Charter.

(d)  Notwithstanding anything herein to the contrary, if the Stockholder Transfers any Company Securities to a Permitted Transferee pursuant to this Section 3.02, the Stockholder shall be responsible for any breaches of this Agreement by such Permitted Transferee.

Section 3.03.      Legend on Securities. (a) The Company Securities issued to the Stockholder and its Affiliates in the Merger shall be in book entry form and uncertificated, unless the Stockholder requests otherwise. Each certificate or book-entry notation representing shares of Company Securities Beneficially Owned by the Stockholder or any of its Affiliates and subject to the terms of this Agreement shall bear the following legend (the “Legend”) on the face thereof:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN STOCKHOLDER AGREEMENT DATED AS OF NOVEMBER 24, 2019, BY AND BETWEEN THE CHARLES SCHWAB CORPORATION AND THE TORONTO-DOMINION BANK, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CHARLES SCHWAB CORPORATION.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

(b)  Upon any acquisition by the Stockholder of Beneficial Ownership of additional Company Securities, the Stockholder shall, or shall cause its applicable Affiliate who is the record owner of such Company Securities to, as applicable, submit such Company Securities to the Company so that the Legend (to the extent required by this Section 3.03) may be placed thereon (if not so endorsed upon issuance).

(c)  The Company shall make a notation on its records and/or give instructions to any transfer agents or registrars for the Common Shares in order to implement the restrictions on Transfer set forth in this Agreement.

(d)  In connection with any Transfers of Company Securities Beneficially Owned by the Stockholder or any of its Affiliates that is permitted by this Agreement, the Company shall remove such Legend as is appropriate in the circumstances.

Article 4
Corporate Governance

Section 4.01.      Board Designation Rights. (a) The Stockholder shall initially have the right to designate two TD Directors to be nominated for election, and the total number of TD Directors that the Stockholder is entitled to so designate shall be subsequently adjusted from time to time pursuant to Section 4.01(b).

(b)  (i) If, at any time following the Closing, the Stockholder’s Common Ownership Percentage decreases from one Ownership Level to another as a result of Transfers of Company Securities by the Stockholder or any of its Affiliates, then the number of TD Directors shall be reduced, to the total number set forth opposite the Ownership Level which represents the Stockholder’s Common Ownership Percentage as a result of such Transfers.

(ii)  If, at any time following the Closing, the Stockholder’s Common Ownership Percentage decreases from one Ownership Level to another as a result of share issuances by the Company or other actions or events other than Transfers of Company Securities by the Stockholder or any of its Affiliates, and the Stockholder’s Common Ownership Percentage remains, for at least six (6) months, at an Ownership Level such that the number of TD Directors then serving on the Board exceeds the number of TD Directors set forth opposite the Ownership Level which represents the Stockholder’s Common Ownership Percentage at the end of such six (6)-month period, then the number of TD Directors shall be reduced to the total number set forth opposite the Ownership Level which represents the Stockholder’s Common Ownership Percentage at the end of such six (6)-month period.

(iii)  If, at any time following the Closing, a Triggering Event occurs, then the number of TD Directors shall be reduced to zero.

(iv)  Any reduction in the number of TD Directors required by Section 4.01(b)(i), 4.01(b)(ii) or Section 4.01(b)(iii) will be accomplished by the resignation or removal of one or more of the TD Directors (as designated by the Stockholder in the case that the number of TD Directors is reduced to one). Such resignation or removal shall be effective (A) in the case of a reduction from two TD Directors to one TD Director pursuant to Section 4.01(b)(i) or 4.01(b)(ii), as of immediately prior to the next annual meeting of stockholders of the Company or (B) in the case of a reduction pursuant to Section 4.01(b)(iii) or a reduction to no TD

Directors, immediately upon occurrence of the relevant event. As a condition to any TD Director’s appointment or election to the Board, such TD Director shall deliver to the Board an irrevocable resignation letter which may be accepted by the Board upon the date on which the number of TD Directors is reduced pursuant to the preceding sentence (and subject to the ability of the Stockholder to designate which TD Director to remove in the case that the number of TD Directors is reduced to one). Once the number of TD Directors has been reduced, it will not subsequently be increased even if the Stockholder acquires Beneficial Ownership of additional Company Securities such that the number of TD Directors then serving on the Board is less than the number of TD Directors set forth opposite the Ownership Level which represents the Stockholder’s Common Ownership Percentage at such time.

(v)  For so long as the Stockholder is entitled to designate two TD Directors, (A) a TD Director shall be a member of the Compensation Committee of the Board, (B) the other TD Director shall be a member of another standing committee of the Board, as determined by the Nomination and Corporate Governance Committee and (C) a TD Director shall be the chair or vice-chair of the Compensation Committee or such other standing committee as determined by the Nomination and Corporate Governance Committee. For so long as the Stockholder is entitled to designate only one TD Director, such TD Director shall be a member of the Compensation Committee of the Board. The right of a TD Director to be a member of the Compensation Committee of the Board shall be subject to such TD Director meeting all requirements for service on the Compensation Committee of the Board under Applicable Law, including the listing requirements of the New York Stock Exchange.

(vi)  For purposes of this Agreement, the “Ownership Levels” shall be as follows:

Common Ownership Percentage	Total Number of TD Directors
Greater than or equal to 10%	2
Greater than or equal to 5% and less than 10%	1
Less than 5%	0

(c)  Notwithstanding anything herein to the contrary, in connection with the Stockholder’s right to designate a Director pursuant to this Section 4.01, the Stockholder shall not designate a Person who (i) has been removed for cause from the Board, (ii) has ever been convicted of a felony, (iii) is or, within ten years prior to the date of designation, has been subject to any permanent injunction for violation of any federal or state securities law or (iv) has been determined by a Governmental Authority or pursuant to Applicable Law to be ineligible to serve as a Director. Each designee of the Stockholder must satisfy the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the Board generally applicable to all nominees, including any criteria pertaining to the independence of director nominees, and otherwise be reasonably acceptable to the Nominating and Corporate Governance

Committee of the Board. The Company shall notify the Stockholder in writing at least fifteen (15) Business Days prior to the date when the identity of the designated TD Directors and qualification and eligibility information is required to be delivered to the Company (which time shall be concurrent with the request for such information from and otherwise consistent with the request for such information from the other nominees).

(d)  Each TD Director serving on the Board shall be entitled to the same rights, privileges and compensation applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate and reimburse fees and expenses of the TD Directors (including by entering into an indemnification agreement in form substantially similar to the Company’s form of director indemnification agreement (if any)) and provide the TD Directors with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Company’s organizational documents or otherwise.

(e)  The Company shall take all reasonable actions within its control to effectuate the provisions of this Article 4 (which, for the avoidance of doubt, shall not require calling any special meetings of stockholders) and to cause the election of the TD Directors at each meeting of stockholders of the Company at which members of the Board are to be elected (which, for the avoidance of doubt, shall be no less than the effort expended with respect to other nominees of the Company), which shall include, without limiting the generality of the foregoing, (i) the Company including in the slate of nominees recommended by the Board (or the Nominating and Corporate Governance Committee of the Board) for election at any meeting of stockholders of the Company at which Directors are to be elected to the Board the applicable TD Directors, (ii) the Company nominating, recommending and using its reasonable best efforts to solicit from its stockholders eligible to vote for the election of Directors proxies in favor of the election of each candidate nominated for election as a Director in accordance with this Article 4 in the same manner and to the extent it solicits proxies in favor of other candidates nominated for election by the Board, and (iii) for any meeting of the Company’s stockholders for the election of members of the Board, the Board (or the Nominating and Corporate Governance Committee of the Board) shall not nominate, in the aggregate, a number of nominees greater than the number of members of the Board.

Section 4.02.      Vacancies Among TD Directors. Upon the death, resignation, retirement or other removal from office of a TD Director, other than as a result of a failure of any TD Director who has been nominated for election as a director to be elected or re-elected at any general meeting of stockholders (or pursuant to Section 4.01(b)), subject to Section 4.01(c), the Stockholder shall have the right to designate a replacement TD Director to be nominated for election or approval. Upon any such designation, the Board shall promptly elect such designee as a member of the Board.

Section 4.03.      Agreement to Vote. With respect to any matter submitted to the holders of Common Stock for a vote or for consent, including any vote or consent in respect of the election of any candidate for election or appointment as a Director (other than to the extent relating to the election or appointment of a TD Director), the Stockholder shall (a) in the case of any vote, cause all shares of Common Stock that it Beneficially Owns (and which are entitled to vote on such matter) to be counted as present for purposes of calculating a quorum and (b) vote, or cause to be voted, or execute written consents with respect to, all shares of Common Stock that it Beneficially Owns (and which are entitled to vote on such matter) at its election either (i) in accordance with the recommendation of the Board or (ii) in the same proportions as the votes cast on such matter in respect of all shares of Common Stock not Beneficially Owned by the Stockholder; provided that the Stockholder shall only be required to vote, or cause to be voted, or execute written consents, pursuant to this clause (b) to the extent such matter is not inconsistent with any provision of this Agreement.

Section 4.04.      Proxies. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact the General Counsel of the Company, in his or her capacity as such, and any individual who shall hereafter succeed to such office of the Company, with full power of substitution, to vote or execute written consents with respect to all Voting Securities Beneficially Owned by the Stockholder in accordance with Section 4.03 or Section 5.05; provided, that such proxy may only be exercised if the Stockholder fails to comply with the terms of Section 4.03 or Section 5.05. This proxy is coupled with an interest and shall be irrevocable prior to the termination of this Agreement, and the Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to any Voting Securities Beneficially Owned by it.

Article 5
Other Covenants

Section 5.01.      Confidentiality. The Stockholder shall, and shall cause each of its Affiliates and its and their Representatives to, (a) keep confidential all Confidential Information received by it from the Company or any of its Affiliates (including pursuant to Section 5.03), (b) not disclose or reveal any such information to any Person without the prior written consent of the Company other than to the Stockholder’s or its Affiliates’ Representatives who the Stockholder determines in good faith need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Stockholder or its Affiliates in the Company, (c) not use such information other than for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Stockholder or its Affiliates in the Company and (d) use its reasonable best efforts to cause its and its Affiliates’ Representatives to observe the terms of this Section 5.01 as if they were parties to this Agreement; provided, that the Stockholder shall be responsible for any breach by any such Representative of this Section 5.01 as if such Representative was bound hereby. Notwithstanding the foregoing, in the event that the Stockholder or any of its Affiliates is requested pursuant to, or is required by, Applicable Law (including the rules or regulations of any securities exchange or automated inter-dealer quotation system on which the securities of such Person are then listed or quoted) or by legal process, or with regard to Representatives which are auditing or accounting firms, applicable professional standards or obligations thereunder, to disclose any Confidential Information, the Stockholder or such Affiliate or such Representative shall (i) to the extent permitted by Applicable Law, provide prior written notice to the Company of such required disclosure, (ii) reasonably cooperate (at the Company’s expense) with any efforts by the Company to seek confidential treatment of, or obtain a protective order with respect to, the applicable Confidential Information, and (iii) disclose only the portion of the Confidential Information that is required or requested to be disclosed. Notwithstanding the foregoing, neither the Stockholder, its Affiliates nor its or their Representatives will have any obligation to notify the Company if the disclosure is required or requested to be made in the context of an audit or supervisory examination of the business activities of the Stockholder, its Affiliates or its or their Representatives by a Governmental Authority (including bank and securities examiners and/or to make any regulatory reporting obligations), and such disclosure will be permitted.

Section 5.02.      Regulatory Matters. (a) The Stockholder shall not, and shall cause its Affiliates and its and their Representatives not to, take any action that would be inconsistent with the Noncontrol Determinations, or that would result in either (i) the Stockholder being deemed to “control” the Company as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA or (ii) the Company being deemed to be in “control” of any of the TD Subsidiary Banks as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA (each, a “Control Event”).

(b)  In the event of a Control Event, the Stockholder and the Company shall discuss and negotiate in good faith for a period of three months with respect to actions that would result in the elimination of such Control Event. If, after such three month period, such Control Event has not been eliminated, then the Stockholder shall (i) agree to modify the Voting Limitation Percentage and governance arrangements under this Agreement and/or the terms of the IDA Amendment, (ii) exercise its rights pursuant to Section 2.03 and/or (iii) Transfer any Company Securities, in each case to the extent necessary so that (x) the Stockholder is not deemed to “control” the Company as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA, as applicable, and (y) the Company is not deemed to be in “control” of any of the TD Subsidiary Banks as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA, as applicable. If the Stockholder is required to Transfer any Company Securities pursuant to this Section 5.02(b), the Stockholder shall Transfer such securities as soon as reasonably practicable (but, in any event, within twelve (12) months) after the expiration of the three month period referred to in the second preceding sentence (but in no manner that would require the Stockholder or any of its Affiliates to incur liability under Section 16(b) of the Securities Exchange Act or otherwise under applicable securities law).

Section 5.03.      Information Rights. (a) Subject to Applicable Law, the Company shall provide the Stockholder, on an ongoing and confidential basis, such information regarding the Company and its Subsidiaries requested by the Stockholder that is reasonably required for the Stockholder to (i) comply with Applicable Laws, including the rules of any national securities exchange or inter-dealer quotation system by which the Stockholder’s securities may be listed or quoted and applicable U.S. and Canadian securities and tax laws (including reporting requirements) or (ii) account for its ownership of Common Shares on an equity accounting basis.

(b)  Without limiting the generality of the foregoing, subject to Applicable Law, for so long as the Stockholder accounts for its ownership of Common Shares on an equity accounting basis, the Company shall provide the Stockholder with the following information:

(i)  quarterly and annual consolidated financials, in each case together with supporting detailed information as the Stockholder may reasonably request;

(ii)  monthly internal management financial reports with financial results and operations as are regularly prepared by the Company and its Subsidiaries; and

(iii)  information regarding any material one-off events, accounting issues or non-ordinary course matters affecting the Company or its Subsidiaries, including accounting changes relating to US GAAP or IFRS or non-GAAP measures, as the Stockholder may reasonably request.

(c)  Nothing in Section 5.03 (other than Section 5.03(a)(i)) shall require the Company to produce any information that is not readily available or to prepare any statement or reports that are not prepared by the Company in the ordinary course of business for purposes other than complying with this Section 5.03.

(d)  All information provided to the Stockholder under this Section 5.03 shall be subject to Section 5.01. The Company and the Stockholder shall agree on protocols and procedures with regarding to the handling of information provided to the Stockholder under this Section 5.03 and maintaining the confidentiality thereof, including with respect to cybersecurity matters.

(e)  Section 5.03(a) (other than Section 5.03(a)(i)) and Section 5.03(b) shall terminate upon the occurrence of a Triggering Event. Section 5.03(a) and Section 5.03(b) shall terminate upon the first date that the Stockholder no longer has a Common Ownership Percentage of at least 5%.

Section 5.04.      Corporate Opportunities. To the maximum extent permitted by Applicable Law, the Company hereby renounces any interest or expectancy in, or any right to be offered an opportunity to participate in, any business opportunities or classes or categories of business opportunities that are developed by or presented to a TD Director other than in his or her capacity as a member of the Board, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and the TD Directors shall not have any duty to communicate or offer such business opportunity to the Company or the Company’s Affiliates. Notwithstanding the foregoing, a TD Director who is offered an opportunity in his or her capacity as a Director shall be obligated to communicate such opportunity to the Company, and neither the Stockholder nor any of its Affiliates shall pursue such opportunity unless the Board has adopted a resolution expressly waiving such opportunity.

Section 5.05.      Charter and Bylaws to be Consistent. The Company shall take or cause to be taken all lawful action necessary or appropriate to ensure that at all times the Charter and the Bylaws and the corresponding constituent documents of the Company’s Subsidiaries contain provisions consistent with the terms of this Agreement and do not contain any provisions inconsistent therewith or which would in any way nullify or impair the terms of this Agreement or the rights provided hereunder to any of the parties hereto, and the parties hereto agree to vote (or refrain from voting), or execute (or refrain from executing) written consents with respect to, all Voting Securities Beneficially Owned by them in such manner as to effectuate the foregoing. None of the Company, the Board, any committee thereof, or the Stockholder shall take or cause to be taken any action inconsistent with the terms of this Agreement or the rights provided hereunder to any of the parties hereto.

Article 6
Miscellaneous

Section 6.01.      Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 6.02.      Inapplicability to Certain Shares. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Agreement, other than Section 5.02 and any provisions of this Agreement that relate to the Voting Limitation Percentage (to the extent that Ordinary Course Securities are Owned by the Stockholder), shall not apply to any Ordinary Course Securities.

Section 6.03.      Termination. Except for this Section 6.03, and SectionsSection 3.02(b) (but only for one year), 5.01, 6.06, 6.07, 6.09 (to the extent relating to any provisions that survive termination) and 6.11, this Agreement shall terminate in its entirety upon the Stockholder ceasing to have a Common Ownership Percentage of 5% or greater or, if earlier, upon the written agreement of the Company and the Stockholder. Neither the provisions of this Section 6.03 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to the other party incurred prior to such termination or expiration or (ii) relieve any party hereto from any liability to the other party arising out of or in connection with a breach of this Agreement.

Section 6.04.      Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of the Stockholder and the Company. Each amendment effected pursuant to the preceding sentence shall be binding upon each party hereto. In addition, each party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other party. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.05.      Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.06.      Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Merger Agreement and the other Ancillary Agreements, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of the Stockholder under any other agreement with the Company, the terms of this Agreement shall govern.

Section 6.07.      Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise, except that any transfer by operation of law in connection with a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction shall not be deemed to be such an assignment), by the Company without the prior written consent of the Stockholder or by the Stockholder without the prior written consent of the Company; provided, that the Stockholder may assign its respective rights and obligations hereunder (in whole or in part) to a Permitted Transferee; provided, that no such assignment shall relieve the Stockholder of any of its obligations hereunder, and any such transferee may thereafter make corresponding assignments in accordance with this proviso. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement shall apply, mutatis mutandis, to any holding company set up to hold the Company or a majority of its assets (including the capital stock of its Subsidiaries). Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 6.08.      Counterparts. This Agreement may be executed by facsimile or by email with .pdf attachments in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Subject to Section 6.12, this Agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.09.      Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred or is threatened to occur, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.10.      Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

(i)

if to Parent to:

The Charles Schwab Corporation

211 Main Street

San Francisco, CA 94105

Attention:

Peter Crawford

Peter Morgan

E-mail:

peter.morgan@schwab.com

peter.crawford@schwab.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:

William L. Taylor

Lee Hochbaum

Facsimile:

(212) 701-5133

E-mail:

william.taylor@davispolk.com

lee.hochbaum@davispolk.com

and

(ii)  if to the Stockholder to:

The Toronto-Dominion Bank

66 Wellington Street West

4th Floor, TD Tower

Toronto, Ontario

Canada M5K 1A2

Attention:

Ellen Patterson, Group Head and General Counsel

E-mail:

Ellen.Patterson@td.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:

Lee A. Meyerson

Ravi Purushotham

Matt Rogers

Facsimile:

(212) 455-2502

E-mail:

lmeyerson@stblaw.com

rpurushotham@stblaw.com

mrogers@stblaw.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 6.11.      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to this Agreement, on behalf of itself or its property, in accordance with Section 6.10 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 6.11 shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), in the event any dispute arises out of this Agreement, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this Agreement shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of the Company and the Stockholder agrees that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.11(b).

Section 6.12.      Effectiveness. This Agreement shall become effective upon the Closing and prior thereto shall be of no force or effect. If the Merger Agreement shall be terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and be of no force or effect. Upon the effectiveness of this Agreement, the letter agreement regarding confidentiality, dated as of January 18, 2019, between the Company and the Stockholder, shall automatically terminate notwithstanding anything to the contrary therein; provided, that the termination of such letter agreement shall not (i) relieve any party thereto from any liability of such party to the other party incurred prior to such termination or expiration or (ii) relieve any party thereto from any liability to the other party arising out of or in connection with a breach of such letter agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date first written above.

THE CHARLES SCHWAB CORPORATION

By:	/s/ Walter W. Bettinger II
Name: Walter W. Bettinger II
Title: President and Chief Executive Officer

THE TORONTO-DOMINION BANK

By:	/s/ Riaz Ahmed
Name: Riaz Ahmed
Title: Group Head and Chief Financial Officer